EXHIBIT 99

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G dated May 26, 1999, with respect to the Common Stock of Tenfold Corporation is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

Dated:  January 13, 2000



                                    FIRST MEDIA TF HOLDINGS LLC

                                   By:     First Media, L.P., its Manager/Member
                                           By: First Media Corporation,
                                           its sole General Partner

                                            /s/Ralph W. Hardy, Jr.
                                            -------------------------------
                                            Ralph W. Hardy, Jr. / Secretary

                                    FIRST MEDIA, L.P.

                                    By: First Media Corporation,
                                    its sole General Partner

                                    /s/Ralph W. Hardy, Jr.
                                    -------------------------------
                                    Ralph W. Hardy, Jr. / Secretary

                                    FIRST MEDIA CORPORATION

                                    /s/Ralph W. Hardy, Jr.
                                    -------------------------------
                                    Ralph W. Hardy, Jr. / Secretary